EXHIBIT 99.1      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                TABLE OF CONTENTS


                                                                                        PAGE
         Report of Independent Auditors                                                     5

              Historical Financial Statements of Image Info Inc., as of and for
                  the Years Ended December 31, 1999 and 1998:

              Balance Sheet...........................................................      6
              Statement of Operations ................................................      7
              Statement of Shareholders' Deficiency...................................      8
              Statement of Cash Flows.................................................      9
              Notes to Financial Statements...........................................     10


                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Image Info Inc.

We have audited the accompanying balance sheets of Image Info Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Image Info Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As disclosed in Note 8 to the financial statements, all of the outstanding common stock of Image Info Inc. was acquired by QRS Corporation on January 21, 2000.



Goldstein Golub Kessler LLP

February 23, 2000
New York, New York

                                 IMAGE INFO INC.
                                  Balance Sheet
                           December 31, 1999 and 1998
                             (Dollars in thousands)

                                 ASSETS (Note 3)


                                                                                      1999                1998
                                                                                  -----------          ---------
Current Assets:
     Cash ...............................................................          $     372           $      16
     Accounts receivable (net of allowance for doubtful
         accounts of $50 and $25, respectively ) ........................              1,861                 890
     Prepaid expenses and other current assets ..........................                  6                  32
                                                                                   ---------           ---------

         Total current assets ...........................................              2,239                 938

Property and equipment, net (Notes 1 and 2) .............................                331                 234

Other assets ............................................................                 42                  41
                                                                                   ---------           ---------

         Total Assets ...................................................          $   2,612           $   1,213
                                                                                   ---------           ---------
                                                                                   ---------           ---------

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities:
     Accounts payable and accrued liabilities (Note 5) ..................          $   1,626           $     717
     Deferred revenue ...................................................                684                 445
     Loan payable - bank (Note 3) .......................................                298                 368
     Current portion of notes payable (Note 4) ..........................                 34                 141
     Obligation under capitalized lease (Note 6) ........................                 39
     Loan payable - shareholder (Note 9) ................................                 63
                                                                                   ---------           ---------

         Total current liabilities ......................................              2,744               1,671

Note payable, net of current portion (Note 4) ...........................                 40                  65
Loan payable - shareholder (Note 9) .....................................                                     67
Obligation under capitalized lease, net of current maturities (Note 5) ..                124
Deferred rent ...........................................................                 44                  36
                                                                                   ---------           ---------

         Total liabilities ..............................................              2,952               1,839
                                                                                   ---------           ---------

Commitments (Note 7)

Shareholders' Deficiency:
     Common stock - no par value; authorized 200 shares, issued
         and outstanding 109.015 and 106.015, respectively ..............                  3                   3
     Additional paid-in capital .........................................                516                  63
     Accumulated deficit ................................................               (859)               (692)
                                                                                   ---------           ---------

         Shareholders' deficiency .......................................               (340)               (626)
                                                                                   ---------           ---------

            Total Liabilities and Shareholders' Deficiency ..............          $   2,612           $   1,213
                                                                                   ---------           ---------
                                                                                   ---------           ---------


                 See accompanying notes to financial statements.

                                 IMAGE INFO INC.
                             Statement of Operations
                     Years Ended December 31, 1999 and 1998
                             (Dollars in thousands)


                                                             1999               1998
                                                             ----               ----
Revenues .......................................          $  7,031           $  4,075

Cost of revenues ...............................             3,762              2,352
                                                          --------           --------

Gross profit ...................................             3,269              1,723
                                                          --------           --------
Operating expenses:
     Sales and marketing .......................             1,128                846
     Research and development ..................               435                382
     General and administrative ................             1,776                865
                                                          --------           --------

         Total operating expenses ..............             3,339              2,093
                                                          --------           --------

Operating loss .................................               (70)              (370)

Interest expense (Note 9) ......................                85                 70
                                                          --------           --------

Loss before provision for income taxes .........              (155)              (440)

Provision for income taxes .....................                12
                                                          --------           --------

Net loss .......................................          $   (167)          $   (440)
                                                          --------           --------
                                                          --------           --------


                 See accompanying notes to financial statements.

                                 IMAGE INFO INC.
                      Statement of Shareholders' Deficiency
                     Years Ended December 31, 1999 and 1998
                             (Dollars in thousands)


                                                   Common Stock
                                               --------------------
                                                                                                         Shareholders'
                                                Number of                     Paid-in      Accumulated       Equity
                                                 Shares        Amount         Capital        Deficit      (Deficiency)
                                                ---------      ------         -------      -----------   -------------
Balance at January 1, 1998 ...............        86.635       $   2           $  25          $(252)          $(225)

Issuance of common stock for services ....        19.380           1              38                             39

Net Loss .................................                                                     (440)           (440)
                                                ---------      ------         -------      -----------   -------------

Balance at December 31, 1998 .............       106.015           3              63           (692)           (626)

Issuance of common stock for services ....         3.000                         453                            453

Net Loss .................................                                                     (167)           (167)
                                                ---------      ------         -------      -----------   -------------

Balance at December 31, 1999 .............       109.015       $   3           $ 516          $(859)          $(340)
                                                ---------      ------         -------      -----------   -------------
                                                ---------      ------         -------      -----------   -------------


                 See accompanying notes to financial statements.

                                 IMAGE INFO INC.
                             Statement of Cash Flows
                     Years Ended December 31, 1999 and 1998
                             (Dollars in thousands)


                                                                                               1999                1998
                                                                                            ---------           ---------
Cash flows from operating activities:
     Net loss ....................................................................          $    (167)          $    (440)
     Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
             Deferred rent .......................................................                  8
             Bad debt ............................................................                 51                  25
             Depreciation and amortization .......................................                106                  97
             Common stock issued for services ....................................                453                  39
             Changes in operating assets and liabilities:
              Increase in accounts receivable ....................................             (1,022)               (573)
              (Increase) decrease in prepaid expenses and other current assets ...                 26                 (10)
              Increase in other assets ...........................................                 (1)                 (4)
              Increase in accounts payable, accrued expenses and other
                  current liabilities ............................................                910                 552
              Increase in deferred revenue .......................................                238                 229
                                                                                            ---------           ---------

         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .....................                602                 (85)
                                                                                            ---------           ---------

Cash used in investing activity - purchase of property and equipment .............                (27)                (14)
                                                                                            ---------           ---------

Cash flows from financing activities:
     Payments for capitalized lease obligations ..................................                (12)
       Net borrowings (repayments) from loan payable - bank ......................                (70)                168
     Repayments of notes payable .................................................               (132)               (131)
     Repayments of shareholder loan ..............................................                 (5)
                                                                                            ---------           ---------

         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES .....................               (219)                 37
                                                                                            ---------           ---------

Net increase (decrease) in cash ..................................................                356                 (62)

Cash at beginning of year ........................................................                 16                  78
                                                                                            ---------           ---------

Cash at end of year ..............................................................          $     372           $      16
                                                                                            ---------           ---------
                                                                                            ---------           ---------

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
     Interest ....................................................................          $      60           $      61

     Taxes .......................................................................          $       1
                                                                                            ---------
                                                                                            ---------

Supplemental disclosure of noncash investing and financing activities:
     Capitalized lease obligations incurred ......................................          $     175
                                                                                            ---------
                                                                                            ---------


                 See accompanying notes to financial statements.

                                 IMAGE INFO INC.
                          Notes to Financial Statements
                     Years Ended December 31, 1999 and 1998

1.   SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITY:

         The principal business activity of the Company is the development and marketing of software used primarily in the apparel and retail industries. The Company's customers are located throughout the United States.

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from these estimates.

         Revenue is recognized when services are performed or when software is delivered.

         Depreciation and amortization of property and equipment is provided for based upon the provisions of the Internal Revenue Code (the "Code"). Such depreciation and amortization does not differ materially from that which would be recorded under generally accepted accounting principles.

         For income tax purposes, the Company has elected to be treated as a small business corporation (S Corporation) under the applicable sections of the Code and New York State corporate franchise tax law. Accordingly, there is no provision for federal income taxes as earnings of the Company flow through directly to its shareholders. The Company is subject to the New York State income taxes at reduced rates and New York City income taxes computed using an alternative method. The Company files its income tax returns on the cash basis.

         The company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits.

         The Company incurred advertising expenses which were charged to operations of approximately $99,500 and $141,000 for the years ended December 31, 1999 and 1998, respectively.

2.   PROPERTY AND EQUIPMENT:

         Property and equipment, at cost, consists of the following (in thousands):


                                                                                                     Recovery
         December 31,                                           1999               1998               Period
         -------------------------------------------          --------           --------          -----------

         Machinery and equipment ...................          $    564           $    361          5 to 10 years
         Leasehold improvements ....................               165                165         10 to 39 years
                                                              --------           --------

                                                                   729                526
         Less accumulated depreciation and
              amortization .........................              (398)              (292)
                                                              --------           --------

                                                              $    331           $    234
                                                              --------           --------
                                                              --------           --------


3.   LOAN PAYABLE - BANK:

         The Company borrows from a bank under a $400,000 line of credit with interest at 1% over the bank's base rate (9.5% at December 31, 1999). The demand loan is collateralized by substantially all assets of the Company.

4.   NOTES PAYABLE:

         Notes payable consist of the following (in thousands):


         December 31,                                                                  1999          1998
         -------------------------------------------------------------------          ------        ------
         Due to related party ..............................................                        $  100
         Note payable with a bank, payable in monthly installments of
         $3,376, including interest, through December 2001.  The note
         bears interest at the rate of 9.25% per annum .....................          $   74           106
                                                                                      ------        ------

                                                                                          74           206
         Current portion ...................................................              34           141
                                                                                      ------        ------

                                                                                      $   40        $   65
                                                                                      ------        ------
                                                                                      ------        ------


5.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

         Accounts payable and accrued liabilities consist of the following (in thousands):


         December 31,                                                       1999             1998
         -------------------------------------------------------          -------          -------
         Salaries and bonuses ..................................          $   507
         Accrued revenue sharing ...............................              305
         Sales taxes ...........................................              391          $   140
         Accounts payable ......................................              144              454
         All other, less than 5% for individual items ..........              279              123
                                                                          -------          -------
                                                                          $ 1,626          $   717
                                                                          -------          -------
                                                                          -------          -------


6.   OBLIGATIONS UNDER CAPITALIZED LEASES:

         The Company leases certain machinery and equipment under capital lease agreements expiring over the next five years. The leases require monthly payments of principal and interest and are secured by the related machinery and equipment at December 31, 1999 (in thousands).


         Machinery and equipment......................................   $   175

         Less accumulated depreciation.................................       35
                                                                         -------
                                                                         $   140
                                                                         -------
                                                                         -------


         The following is a schedule of future minimum lease payments for capitalized leases at December 31, 1999 (in thousands):


         Year ending December 31,
                  2000                                             $     65
                  2001                                                   60
                  2002                                                   46
                  2003                                                   26
                  2004                                                   17
                                                                   --------
         Total minimum lease payments                                   214
             Less amounts representing interest                          51
                                                                   --------
         Total value of minimum lease payments                          163
             Less portion due within one year                            39
                                                                   --------
         Total long term portion                                   $    124
                                                                   --------
                                                                   --------


7.   COMMITMENTS:

         The Company leases office space under a noncancelable operating lease. The lease contains renewal options, provides for payment of certain occupancy costs and is subject to escalation for increases in the consumer price index. Rent expense charged to operations amounted to approximately $216,000 and $159,000 for the years ended December 31, 1999 and 1998, respectively, and includes approximately $48,000 paid to a related party for the year ended December 31, 1999.

         Aggregate future minimum rental commitments under this lease at December 31, 1999 are payable as follows (in thousands):


                 Year ending December 31,
                           2000             $      165
                           2001                    169
                           2002                    174
                           2003                    178
                           2004                    183
                           Thereafter              379
                                            ----------

                           Total            $    1,248
                                            ----------
                                            ----------


8.   EMPLOYEE BENEFIT PLAN:

         The Company maintains a defined contribution pension plan under Section 401(k) of the Code covering all eligible employees. The Company's contribution to the plan is based upon a discretionary percentage of the participant's salary reductions. Certain officers of the Company serve as trustees of the plan.

         The Company contributed $11,071 and $4,323 to the plan for the years ended December 31, 1999 and 1998, respectively.

9.   RELATED PARTY TRANSACTIONS:

         During 1999 the Company paid $100,000 to a relative of a shareholder, which represented advances to the Company.

         Loan payable - shareholder represents advances made to the Company with repayment terms of less than one year. These advances are non-interest bearing.

10.  SUBSEQUENT EVENT

         On January 21, 2000 the shareholders of the Company sold their shares to QRS Corporation ("QRS") for $5,000,000 plus 440,913 shares of common stock of QRS plus additional contingent consideration of up to $5,000,000, as defined. The value of the transaction amounted to approximately $51,000,000.